Exhibit 24

POWER OF ATTORNEY

Each of the persons whose signature appears below hereby constitutes and appoints M. J. Baughman, M. Tang and J. A. Sperino, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any and all amendments (including post-effective amendments) to such registration statement in connection with the registration under the Securities Act of 1933 of an unspecified amount of securities of Emerson Electric Co. pursuant to such registration statement on Form S-3, including pursuant to an automatic shelf registration statement, or any other appropriate form, and to execute and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental or regulatory authority), and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ S. L. Karsanbhai	President and Chief Executive Officer and Director	October 6, 2026
S. L. Karsanbhai

/s/ M. J. Baughman	Executive Vice President, Chief Financial Officer and Chief Accounting Officer	October 6, 2026
M. J. Baughman

/s/ J. S. Turley	Chairman of the Board	October 6, 2026
J. S. Turley

/s/ M. A. Blinn	Director	October 6, 2026
M. A. Blinn

/s/ J. B. Bolten	Director	October 6, 2026
J. B. Bolten

/s/ C. G. Butler	Director	October 6, 2026
C. G. Butler

/s/ M. S. Craighead	Director	October 6, 2026
M. S. Craighead

/s/ G. A. Flach	Director	October 6, 2026
G. A. Flach

/s/ L. M. Lee	Director	October 6, 2026
L. M. Lee

/s/ M. S. Levatich	Director	October 6, 2026
M. S. Levatich

/s/ J. M. Mckelvey	Director	October 6, 2026
J. M. Mckelvey

/s/ J. G. Newstead	Director	October 6, 2026
J. G. Newstead